EXHIBIT 13

                           CEO AND CFO CERTIFICATION

    In connection with the Annual Report on Form 20-F of Infineon Technologies AG (the "Company") for the annual period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dr. Wolfgang Ziebart, as Chief Executive Officer of the Company, and Peter Fischl, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 26, 2004


                                      /s/ Wolfgang Ziebart
                                      ----------------------------------
                                      Dr. Wolfgang Ziebart
                                      Member of the Management Board and
                                      Chief Executive Officer


                                      /s/ Peter Fischl
                                      ----------------------------------
                                      Peter Fischl
                                      Member of the Management Board and
                                      Chief Financial Officer